Calculation of Filing Fee Tables
N-2
abrdn World Healthcare Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	2	Equity	Common shares of beneficial interest, par value $0.01	457(o)			$ 1,000,000.00		$ 138.10
Carry Forward Securities
Carry Forward Securities	1	Equity	Common shares of beneficial interest, par value $0.01	415(a)(6)			$ 127,000,000.00			N-2	333-267555	12/06/2022	$ 11,772.90
			Total Offering Amounts:				$ 128,000,000.00		$ 138.10
			Total Fees Previously Paid:						$ 138.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes $127,000,000 in aggregate principal offering price of unsold securities (the "Unsold Securities") that were previously registered for sale under the Registrant's Registration Statement on Form N-2 (File No. 333-267555) initially filed on September 22, 2022, and amended on November 10, 2022, and declared effective on December 6, 2022 (the "Prior Registration Statement"). The Registrant previously paid filing fees in the aggregate of $11,772.90 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	The Registrant previously paid $138.10 in connection with the filing of the Registrant's Registration Statement on Form N-2 (File No. 333-291962) with the Securities and Exchange Commission on December 5, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date